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                                                                      EXHIBIT 11
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

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                                                                                FOR THE PERIOD
                                                                               FROM OCTOBER 15,
                                                                                   1996 TO            FOR THE NINE
                                                                                 DECEMBER 31,         MONTHS ENDED
                                                                                     1996          SEPTEMBER 30, 1997
                                                                               ----------------    ------------------
Loss before extraordinary item..............................................      $ (159,046)          $  (27,019)
Extaordinary item...........................................................              --               (9,552)
                                                                               ----------------    ------------------
Net loss....................................................................      $ (159,046)          $  (36,571)
                                                                               ----------------    ------------------
                                                                               ----------------    ------------------

Loss per common share:
  Weighted average number of common shares..................................      32,333,344           32,333,344
                                                                               ----------------    ------------------
                                                                               ----------------    ------------------
  Loss per common share before extraordinary item...........................      $    (4.92)          $    (0.84)
  Extraordinary item........................................................              --                (0.29)
                                                                               ----------------    ------------------
  Loss per common share.....................................................      $    (4.92)          $    (1.13)
                                                                               ----------------    ------------------
                                                                               ----------------    ------------------

Calculation of weighted average number of common shares:
       For the period from October 15, 1996 to December 31, 1996 and for the nine months ended September 30, 1997(a):
            Shares issued in connection with the Acquisition................       2,437,248
            Common share equivalents........................................         281,078
                                                                               ----------------
            Total shares outstanding........................................       2,718,326
            Conversion ratio(b).............................................        12.58392
                                                                               ----------------
                                                                                  34,207,197
            Less shares repurchased under the treasury stock method(c)......      (1,873,853)
                                                                               ----------------
            Weighted average number of common shares........................      32,333,344
                                                                               ----------------
                                                                               ----------------
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(a) The calculation of the weighted average number of outstanding shares has been computed assuming the common shares issued in connection with the
    Acquisition, including common share equivalents, were outstanding during the periods presented. Common share equivalents result from outstanding options to purchase Common Stock.

(b) Represents the ratio at which each existing Class A, B and C common stock will convert into in connection with the Reorganization.

(c) Calculated as follows:
      Total assumed proceeds = 281,078 shares X $100 = $28,107,800
      Shares assumed to be repurchased = $28,107,800 / $15.00 per share = 1,873,853 shares


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